UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

TELEGEN CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008 the Board of Directors appointed Jeffrey P. Gannon as Chairman of the Board of Directors of Vu1 Corporation (the “Company”) until the earlier of the next annual shareholders meeting or his resignation. Mr. Gannon qualifies as an independent member of our Board of Directors.

Jeffrey P. Gannon was President and Chief Executive Officer of Allied Worldwide from 2000 to 2001 with operations in 36 countries and revenues in excess of $2 billion. Allied was later named SIRVA, Inc. and was a leader in both relocations and logistics services for high value specialty products. The company’s high-profile brand names included Allied Van Lines, Global Van Lines, North American Van Lines, Pickfords, and TransGuard.

Just prior to joining Allied, Gannon was President and CEO of Zenith Electronics Company, since 1998. While with Zenith, he completed a full operational and financial restructuring of the company, averting its liquidation and ultimately transforming the company from a publicly held entity to a wholly-owned subsidiary of LG Electronics Inc.

Prior to his time at Zenith, Gannon was with General Electric since 1973 — most recently as Vice President-International Business Development from 1997 to 1998 and as President and Chief Executive Officer of GE Lighting-Asia Pacific Operations in Singapore and Hong Kong from 1994 to 1997. Gannon served as President and Chief Executive Officer for GE China in Beijing from 1993 to 1994; as President and Chief Executive Officer for GE Mexico & Central America in Mexico City from 1991 to 1993; and as President and Chief Executive Officer of GE USSR in Moscow from 1990-1991. In 1988 he became General Manager - Consumer Service Field Operations and in 1986, General Manager - GE Consumer Service Marketing Department. In 1984 he was Product General Manager for the Room Air Conditioning & Microwave Oven Departments. He also held a variety of corporate assignments, including serving on the GE’s Corporate Consulting and Corporate Auditing Staffs and was the Manager of Strategy Analysis and Business Development for the Consumer Products Sector.

Gannon received his B.E. in mechanical engineering from Villanova University. He successfully completed General Electric’s Manufacturing Management Program in 1975 and GE’s Executive Development Course, their most senior educational offering. He completed the Six Sigma quality training program in 1997.

Gannon is a former director of the American Chamber of Commerce in Mexico, Goodwill Industries, the Capital Club in Beijing and 17 General Electric joint ventures. He currently serves on various volunteer boards, committees and private equity boards. From 2004-2007, he was Chairman of BrightView Technologies, Inc., a privately held company developing microstructured optical films for flat panel displays.

Upon his appointment to Vu1’s Board, the Board of Directors granted Mr. Gannon a ten-year option from the Vu1 Corporation 2007 Stock Incentive Plan to purchase 1,000,000 shares of Company common stock at an exercise price of $0.49, the closing market price of the common stock on the OTC Bulletin Board on July 24, 2008. A total of 500,000 options vest immediately, with the remaining 500,000 vesting one year from the date of grant.

Also effective July 24, 2008, Duncan Troy resigned as the Chairman of the Board of Directors upon the election of Mr. Gannon and will remain as an independent director and a member of the compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: July 25, 2008	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer